SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported):  NOVEMBER 30, 1998
                                                   -----------------

                                 N'TANDEM TRUST
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            (Exact name of registrant as specified in its charter)



   CALIFORNIA                         0-21470             33-610944499
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(State of other jurisdiction       (Commission          (IRS Employer
of incorporation)                  File Number)         Identification No.)



6430 SOUTH QUEBEC STREET, ENGLEWOOD, COLORADO               80111
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        (Address of principal executive offices)         (Zip Code)


                                (303) 741-3707
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                  (Registrant's telephone number, including area code)


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS
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        On November 30,  1998, N'Tandem Trust,  a California business trust
(the "Trust"), acquired Southern Mobile Home Community, a mobile home community containing 201 homesites located in Lexington Park, Maryland ("Southern"), from Southern Mobile Home Park Associates Limited Partnership, a Virginia limited partnership, pursuant to an Agreement of Purchase and Sale, the terms of which were determined through arms-length negotiations between the parties. The purchase price paid for Southern was $2,350,000, of which $2,000,000 was paid at the closing, $50,000 will be paid on the first anniversary of the closing, and $100,000 will be paid on each of the second, third and fourth anniversaries of the closing.

        In addition, on December 3, 1998, the Trust also acquired Lexington Manufactured Home Community, a mobile home community containing 76 homesites located in Lexington Park, Maryland ("Lexington"), and Suburban Manufactured Home Community, a mobile home community containing 135 homesites located in Lexington Park, Maryland ("Suburban" and, together with Southern and Lexington, the "Acquired Properties"), from Suburban Limited, a Maryland corporation, pursuant to a Purchase Agreement, the terms of which were determined through arms-length negotiations between the parties. In connection with the acquisition of these two communities, the Trust entered into a management agreement, which provides for an annual 4% management fee and a performance-based incentive bonus (the "Management Agreement"), with Pascal-Turner LTD. ("Pascal") pursuant to which Pascal will be responsible for the day-to-day management of all three of the Acquired Properties. The aggregate purchase price paid for Lexington and Suburban was $4,250,000, of which $3,750,000 was paid at the closing and $500,000 will be paid upon the completion of certain obligations relating to the management of the Acquired Properties.

        The Acquired Properties were acquired and are directly held by N'Tandem at Lexington, LLC, a Maryland limited liability company and indirect subsidiary of the Trust (the "LLC"). As a result of the acquisitions, the LLC acquired all rights, title and interests in each of the respective Acquired Properties, including the real property, all improvements thereon owned by the sellers along with all licenses, permits, fixtures, furnishings and equipment relating to the Acquired Properties.

        The Trust borrowed $5,650,000 from Chateau Communities, Inc., a publicly-held real estate investment trust which currently holds 9.8% of the Trust's outstanding common shares of beneficial interest, to pay for the Acquired Properties.

        In determining the purchase price paid for each of the Acquired Properties, the Trust considered, among other things, the historical and expected cash flow from each of the Acquired Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Properties, the potential to increase its cash flow and other factors. The Trust also considered the capitalization rates of recently sold manufactured home communities in the same geographic area as the Acquired Properties. No independent appraisals were preformed in connection with the acquisition of the Acquired Properties.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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        (a)  FINANCIAL STATEMENTS:

             As of the date of this report, it is impracticable for the Trust to file the required financial statements with respect to the Acquired Properties. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

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        (b)  PRO FORMA FINANCIAL INFORMATION:

             As of the date of this report, it is impracticable for the Trust to file the required pro forma financial information with respect to the Acquired Properties. Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.

        (c)  EXHIBITS:

             None.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       N'TANDEM TRUST



Dated:  December 14, 1998              By: /S/GARY P. MCDANIEL
                                           -------------------
                                           Gary P. McDaniel
                                           Trustee


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